Exhibit 10.1

EXECUTION VERSION

ALLIANCE HEALTHCARE SERVICES, INC.

AMENDMENT OF EXECUTIVE SEVERANCE AGREEMENT

THIS AMENDMENT OF EXECUTIVE SEVERANCE AGREEMENT (the “Amendment”) is entered into as of March 23, 2016 (the “Effective Date”), between Percy Tomlinson (“Executive”) and Alliance HealthCare Services, Inc., a Delaware corporation (the “Company”).

RECITALS

WHEREAS, on October 1, 2013, the Company and the Executive entered into an Executive Severance Agreement (the “Agreement”); and

WHEREAS, the parties wish to amend certain provisions of the Agreement regarding the benefits to be provided upon the termination of the Executive’s employment with the Company pursuant to the terms and conditions set forth below.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing and the mutual agreements contained herein and intending to be legally bound hereby, the parties hereby agree as follows effective as of the Effective Date. Except as otherwise defined herein, capitalized terms shall have the meanings assigned to them in the Agreement.

1. Good Reason. Section 5 of the Agreement shall be deleted in its entirety and replaced with the following:

“5. Resignation for Good Reason. For purposes of this Agreement, resignation by Executive for “Good Reason” shall mean resignation only for the following events that occurs without the Executive’s written consent: (a) the Company materially reduces Executive’s base salary or Executive’s Target Bonus opportunity, (b) the assignment to the Executive of any duties which diminish in any material respect the Executive’s position with the Company (including status, offices, titles and reporting requirements), authority, duties or responsibilities, (c) any material failure by the Company to comply with any of the provisions of any employment agreement between Executive and the Company, which is not remedied within 30 days after written notice thereof from the Executive, (d) if Executive is not based in Alliance’s Resource Center in Southern California, and the Company requires Executive to materially change the location of Executive’s principal office to a facility or a location more than sixty (60) miles from Executive’s then-current residence, (e) if Executive’s principal office is located in Alliance’s Resource Center in Southern California, and the Company moves Alliance’s Resource Center more than sixty (60) miles from the then present office location, or (f) following the Effective Date, (i) the Company or any of its affiliates completes a new transaction (a “Transaction”) which results in the legal, beneficial or equitable ownership transfer of at least a majority of the aggregate of all voting equity interests of the Company, (ii) during the thirty (30) day period immediately following the six month anniversary of such Transaction, Executive delivers written notice to the Company of Executive’s intent to resign and (iii) such resignation is effective within thirty (30) days after the date such notice is delivered to the Company. The

Company and Executive further agree that for a resignation to constitute a resignation by Executive for “Good Reason” under any of subsection (a) through (e), (i) Executive must provide written notice to the Company of Executive’s intent to resign within thirty (30) days of one of the first occurrence of one of the triggering events outlined in this Section 5, (ii) the Company must fail to cure the condition giving rise to Good Reason within thirty (30) days following its receipt of Executive’s notice and (iii) Executive’s resignation must be effective within thirty (30) days following the Company’s failure to cure. For purposes of clarity the purchase by Fujian Thai Hot Investment Co., Ltd. of more than a majority of the Company’s common stock from funds managed by Oaktree Capital Management, L.P. and MTS Health Investors, LLC, and Larry C. Buckelew shall not constitute a Transaction.”

2. Continuation of Other Terms. Except as set forth herein, all other terms and conditions of the Agreement shall remain in full force and effect.

3. Complete Agreement. This Amendment and the Agreement together constitute the entire agreement between Executive and the Company with respect to the subject matter described herein and they are the complete, final and exclusive embodiment of their agreement with regard to this subject matter. This Amendment is entered into without reliance on any promise or representation other than those expressly contained herein.

4. Applicable Law. This Amendment shall be governed by the law of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within the State of California.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above.

ALLIANCE HEALTHCARE SERVICES, INC.

By:	/s/ Larry C. Buckelew

Name:	Larry C. Buckelew

Title:	Chairman of the Board

EXECUTIVE

/s/ Percy Tomlinson
Percy Tomlinson